CODE OF ETHICS
                                 --------------

                       CAUSEWAY CAPITAL MANAGEMENT TRUST


                                      and

                        CAUSEWAY CAPITAL MANAGEMENT LLC


                                I. INTRODUCTION
                                   ------------

         A. STANDARDS OF CONDUCT. This Code of Ethics has been adopted by the Trust and Adviser in compliance with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act. Capitalized terms used in this Code are defined in Appendix 1 to this Code. All Appendixes referred to herein are attached to and are a part of this Code.

         This Code is based on the principles that the trustees, managers, officers, and employees of the Trust and Adviser have a fiduciary duty to the Trust and that the board of managers, officers, and employees of Adviser also have a fiduciary duty to Adviser's other clients. Fiduciaries owe their clients duties of honesty, good faith and fair dealing. As fiduciaries, Covered Persons must at all times:

              1. PLACE THE INTERESTS OF THE FUNDS AND PRIVATE ACCOUNTS FIRST. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Funds and Private Accounts. Covered Persons may not induce or cause a Fund or Private Account to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund or Private Account. For example, a Covered Person would violate this Code by causing a Fund or Private Account to purchase a Security he or she owned for the purpose of increasing the price of that Security or by Market Timing Funds or Private Accounts.

              2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS. Covered Persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Trust or Adviser could call into question the exercise of a Covered Person's independent judgment.

              3. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING THE REPORTING REQUIREMENTS. All personal Securities Transactions must be conducted consistent with this Code and in such a manner as to avoid actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Doubtful situations should be resolved in favor of the Funds and Private Accounts.

              4. COMPLY WITH ALL APPLICABLE FEDERAL SECURITIES LAWS. Covered Persons must comply with all applicable federal securities laws. It is prohibited for a Covered Person, in connection with the purchase or sale, directly or indirectly, by the person of a Security held or to be acquired by a Fund or Private Account:

              (i) To employ any device, scheme or artifice to defraud a Fund or Private Account;

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              (ii)  To make any untrue statement of a material fact to a Fund or
                    Private Account or omit to state a material fact necessary in order to make the statements made to a Fund or Private Account, in light of the circumstances under which they are made, not misleading;
              (iii) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund or Private Account; or
              (iv) To engage in any manipulative practice with respect to a Fund or Private Account.

         This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not act as a shield from liability for personal trading or other conduct that violates a fiduciary duty to Fund shareholders or Private Account clients.

         VIOLATIONS OF THE CODE MUST BE REPORTED PROMPTLY TO THE COMPLIANCE OFFICER. FAILURE TO COMPLY WITH THE CODE MAY RESULT IN SANCTIONS, INCLUDING TERMINATION OF EMPLOYMENT.

         B. APPENDIXES TO THE CODE. The Appendixes to this Code are attached to and are a part of the Code. The Appendixes include the following:

              1.   DEFINITIONS (Appendix 1),

              2.   CONTACT PERSONS (Appendix 2),

              3. CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS (Appendix 3 and 3-I),

                   a) PERSONAL SECURITIES HOLDINGS AND ACCOUNTS DISCLOSURE FORM (Appendix 3-A)

              4.   FORM LETTER TO BROKER, DEALER OR BANK (Appendix 4).

              5.   REPORT OF SECURITIES TRANSACTIONS (Appendix 5)

              6. INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT CLEARANCE FORM (Appendix 6)

         C. APPLICATION OF THE CODE TO INDEPENDENT FUND TRUSTEES. The following provisions do not apply to Independent Fund Trustees and their Immediate Families.

              1.   Personal Securities Transactions (Section II)
              2. Initial, Quarterly and Annual Holdings Reporting Requirements (Section III.A)
              3.   Receipt and Giving of Gifts (Section IV.B)
              4. Restrictions on Service as a Director of a Publicly-Traded Company (Section IV.E)

                      II. PERSONAL SECURITIES TRANSACTIONS
                          --------------------------------

         A.   PROHIBITED TRANSACTIONS.

              1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited and will not be authorized by the Compliance Officer (or a designee) absent exceptional circumstances. The prohibitions apply only to the categories of persons specified.

                   a. INITIAL PUBLIC OFFERINGS (INVESTMENT PERSONNEL ONLY). Any purchase of Securities by Investment Personnel in an initial public offering (other than a new offering of a registered

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              open-end investment company) is only permitted if the Compliance
              Officer grants permission after considering, among other facts, whether the investment opportunity should be reserved for a Fund or Private Account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. However, if authorized, the Compliance Officer will maintain a record of the reasons for such authorization (see Appendix 6).

                   b. PENDING BUY OR SELL ORDERS (INVESTMENT PERSONNEL ONLY). Any purchase or sale of Securities by Investment Personnel on any day during which any Fund or Private Account has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn. This prohibition applies whether the Securities Transaction is in the same direction (E.G., two purchases) or the opposite direction (a purchase and sale) as the transaction of the Fund or Private Account. See exemption in Section II.B.2.

                   c. SEVEN-DAY BLACKOUT (INVESTMENT PERSONNEL ONLY). Purchases or sales of Securities by Investment Personnel within seven calendar days before and after a purchase or sale of the same Securities (or Equivalent Securities) by the Funds or Private Accounts. For example, if a Fund or Private Account trades a Security on day one, day eight is the first day any Investment Personnel may trade that Security for an account in which he or she has a beneficial interest. This prohibition applies whether the Securities Transaction is in the same direction or the opposite direction as the transaction of the Fund or Private Account. See exemption in Section II.B.2.

                   d. INTENTION TO BUY OR SELL FOR A FUND OR PRIVATE ACCOUNT (INVESTMENT PERSONNEL AND ACCESS PERSONS). Purchases or sales of Securities by an Access Person or Investment Person at a time when that Access Person or Investment Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Fund or Private Account. This prohibition also applies whether the Securities Transaction is in the same direction or the opposite direction as the transaction of the Fund or Private Account.

                   e. SIXTY DAY SHORT-TERM TRADING PROFIT RESTRICTION (INVESTMENT PERSONNEL AND ACCESS PERSONS). Investment Personnel are prohibited from profiting from any purchase and sale, or sale and purchase, of a Security or Equivalent Security within sixty calendar days. All Access Persons are prohibited from profiting from any purchase and sale, or sale and purchase, of a Fund or Private Account within sixty calendar days.

                   f. RESTRICTED LIST (INVESTMENT PERSONNEL AND ACCESS PERSONS). Investment Personnel and Access Persons are prohibited from purchases or sales of Securities on Adviser's Restricted List, if any.

                   g. HOLDINGS RESTRICTION (INVESTMENT PERSONNEL AND ACCESS PERSONS). Investment Personnel and Access Persons are prohibited from purchasing Securities or Equivalent Securities currently held by any Fund or Private Account.

              2. ALWAYS PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions are prohibited for all Access Persons and Investment Persons and will not be authorized under any circumstances.

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                   a.   INSIDE INFORMATION. Any transaction in a Security while
              in possession of material nonpublic information regarding the Security or the issuer of the Security. For more detailed information, see Adviser's Insider Trading Policy in its Compliance Policies and Procedures.

                   b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

                   c. OTHERS. Any other transactions deemed by the Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of a corporate opportunity, or an appearance of impropriety.

              3. PRIVATE PLACEMENTS (INVESTMENT PERSONNEL ONLY). Acquisition of Beneficial Interests in Securities in a Private Placement by Investment Personnel is only permitted if the Compliance Officer (or a designee) grants permission after considering, among other facts, whether the investment opportunity should be reserved for a Fund or Private Account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. If a Private Placement transaction is permitted, the Compliance Officer will maintain a record of the reasons for such approval (see Appendix 6). Investment Personnel who have acquired securities in a Private Placement are required to disclose that investment to the Compliance Officer when they play a part in any subsequent consideration of an investment in the issuer by a Fund or Private Account, and the decision to purchase securities of the issuer by a Fund or Private Account must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

         B.   EXEMPTIONS.

              1. The following Securities Transactions are exempt from the restrictions set forth in Section II.A.

                   a. MUTUAL FUNDS. Securities issued by any registered open-end investment companies (excluding Funds and mutual fund clients for which Adviser serves as investment adviser or subadviser);

                   b. NO KNOWLEDGE. Securities Transactions where neither the Access Person nor Investment Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person or Investment Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person or Investment Person is neither consulted nor advised of the trade before it is executed);

                   c. CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

                   d. RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

                   e. MISCELLANEOUS. Any transaction in the following: (1) bankers' acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) high quality short-term debt, including

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              repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

              2. Personal Transactions in Securities that also are being purchased, sold or held by a Fund or Private Account are exempt from the prohibitions of Sections II.A.1.b and c if the Investment Person does not, in connection with his or her regular functions or duties, make, participate in, or obtain information regarding the purchase or sale of Securities by that Fund or Private Account.

              3. APPLICATION TO COMMODITIES, CERTAIN FUTURES, OPTIONS ON FUTURES AND OPTIONS ON BROAD-BASED INDEXES. Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks, but not including futures on single securities) and options on futures are not subject to the prohibited transaction provisions of Section II.A., but are subject to the Code's transaction reporting requirements.

                  III. REPORTING AND PRECLEARANCE REQUIREMENTS
                       ---------------------------------------

         A. REPORTING AND PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS AND INVESTMENT PERSONNEL

              1. PRECLEARANCE PROCEDURES. Access Persons and Investment Persons must obtain approval from the Compliance Officer prior to entering into any Securities Transactions (including IPOs and Private Placements), except that preclearance is not required for the exempt Securities Transactions set forth in Section II.B. Access Persons and Investment Persons may preclear Securities Transactions only where they have a present intent to transact in the Security.

                   To preclear a Securities Transaction, an Access Person or Investment Person shall communicate his or her request to the Compliance Officer and provide the following information:

                   a)   Issuer name;
                   b)   Type of security (stock, bond, note, etc.); and
                   c)   Nature of transaction (purchase or sale).

                   Approval of a Securities Transaction, once given, is effective only for three business days or until the employee discovers that the information provided at the time the transaction was approved is no longer accurate, whichever is shorter.

              2. INITIAL HOLDINGS AND ACCOUNTS REPORT. Every Access Person and Investment Person must submit within 10 days of becoming an Access Person or Investment Person an Initial Holdings and Accounts Report (see Appendix 3-A) to the Compliance Officer listing all Securities accounts and Securities that he or she holds in such accounts in which that Access Person or Investment Person (or Immediate Family member) has a Beneficial Interest. The information in the Initial Holdings and Accounts Report must be current as of a date not more than 45 days prior to the date the person becomes an Access Person or Investment Person.

              3. QUARTERLY REPORTING REQUIREMENTS. Every Access Person and Investment Person (and Immediate Family member) must arrange for the Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction, duplicate copies of each confirmation for each such transaction and periodic statements for each brokerage account in which such Access Person or Investment Person (and Immediate Family member) has a Beneficial Interest. Attached hereto as Appendix 4 is a form of letter that may be used to request such documents from such entities. All copies must be received no later than

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         30 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

                   a)   the date of the transaction;
                   b) the title (and exchange ticker symbol or CUSIP number, interest rate and maturity date, as applicable)
                   c)   the number of shares and principal amount
                   d)   the nature of the transaction (e.g., purchase or sale);
                   e)   the price of the Security; and
                   f) the name of the broker, dealer or bank through which the trade was effected.

                   If an Access Person or Investment Person (or Immediate Family member) is not able to arrange for duplicate confirmations and periodic statements to be sent that contain the information required above, or if a transaction is consummated without an intermediary, he or she must submit a quarterly transaction report (see Appendix 5) within 30 days after the completion of each calendar quarter to the Compliance Officer.

              4. Every Access Person or Investment Person who establishes a Securities account during the quarter in which that Access Person or Investment Person (or Immediate Family member) has a Beneficial Interest must submit an Account Report (see Appendix 5) to the Compliance Officer. This report must be submitted to the Compliance Officer within 30 days after the completion of each calendar quarter.

              5. ANNUAL HOLDINGS AND ACCOUNTS REPORT. Every Access Person and Investment Person must annually submit an Annual Holdings and Accounts Report (see Appendix 3-A) listing all Securities accounts and Securities in which that Access Person or Investment Person (or Immediate Family member) has a Beneficial Interest. The information in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

         B.   REPORTING REQUIREMENTS FOR INDEPENDENT FUND TRUSTEES

              Each Independent Fund Trustee (and his or her Immediate Family) must report to the Compliance Officer any trade in a Security by any account in which the Independent Fund Trustee has any Beneficial Interest if the Independent Fund Trustee knew or, in the ordinary course of fulfilling his or her duty as a Trustee of the Trust, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Security by the Trustee such Security (or an Equivalent Security) was or would be purchased or sold by a Fund or such purchase or sale by a Fund was or would be considered by the Fund. Independent Fund Trustees who need to report such transactions should refer to the procedures outlined in Section III.A.2.

         C.   EXEMPTIONS, DISCLAIMERS AND AVAILABILITY OF REPORTS

              1.   EXEMPTIONS.

              (a) A Securities Transaction involving the following circumstances or Securities is exempt from the reporting requirements discussed above: (1) neither the Access Person or Investment Person nor an Immediate Family member had any direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bankers' acceptances; (4) bank certificates of deposit; (5) commercial paper; (6) high quality short-term debt instruments, including repurchase agreements; and (7) shares issued by open-end mutual funds (excluding Funds and mutual fund clients for which Adviser serves as investment adviser or subadviser).

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              (b)  An Access Person or Investment Person shall not be required to make a transaction report under Section III.A. to the extent that information in the report would duplicate information recorded by Adviser pursuant to Rule 204-2(a)(13) of the Advisers Act.

              (c) With respect to transactions effected pursuant to an Automatic Investment Plan, Access Persons and Investment Persons need not make quarterly transaction reports under Section III.A.

              2. DISCLAIMERS. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

              3. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code may be made available for inspection to the Board of Trustees of the Trust, the management of Adviser, the Compliance Officer, any party to which any investigation is referred by any of the foregoing, the SEC, any self-regulatory organization of which Adviser is a member, any state securities commission or regulator, and any attorney or agent of the foregoing or of the Trust.

                              IV. FIDUCIARY DUTIES
                                  ----------------

         A. CONFIDENTIALITY. Covered Persons are prohibited from revealing information relating to the investment intentions or activities of the Funds or Private Accounts except to persons whose responsibilities require knowledge of the information.

         B. GIFTS. The following provisions on gifts apply to all Investment Personnel.

              1. ACCEPTING GIFTS. On occasion, because of their position with the Trust or Adviser, Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the Trust and Adviser. Gifts of a nominal value (I.E., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (E.G., sporting events), and promotional items (E.G., pens, mugs, T-shirts) may be accepted.

                   If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must inform the Compliance Officer.

              2. SOLICITATION OF GIFTS. Investment Personnel may not solicit gifts or gratuities.

         C. CORPORATE OPPORTUNITIES. Access Persons and Investment Persons may not take personal advantage of any opportunity properly belonging to the Funds or Private Accounts. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for a Fund or Private Account.

         D. UNDUE INFLUENCE. Covered Persons may not cause or attempt to cause any Fund or Private Account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Covered Person. If a Covered Person (or Immediate Family member) stands to benefit materially from an investment decision for a Fund or Private Account which the Covered Person is

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recommending or participating in, the Covered Person must disclose to those persons with authority to make investment decisions for the Fund or Private Account (or, if the Covered Person in question is a person with authority to make investment decisions for the Fund or Private Account, to the Compliance Officer) any Beneficial Interest that the Covered Person (or Immediate Family member) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Covered Person (or Immediate Family member) or the appearance of impropriety. The person to whom the Covered Person reports the interest, in consultation with the Compliance Officer, must determine whether or not the Covered Person will be restricted in making investment decisions.

         E. SERVICE AS A DIRECTOR. No Investment Person may serve on the board of directors of a publicly-held company (other than the Trust) absent prior written authorization by the Compliance Officer. This authorization will rarely, if ever, be granted and, if granted, normally will require that the affected Investment Person be isolated, through a "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the person sits.

                     V. COMPLIANCE WITH THIS CODE OF ETHICS
                        -----------------------------------

         A.   COMPLIANCE OFFICER REVIEW

              1. MONITORING OF PERSONAL SECURITIES TRANSACTIONS. The Compliance Officer will review personal Securities Transactions and holdings reports made pursuant to Section III.

              2. INVESTIGATING VIOLATIONS OF THE CODE. The Compliance Officer will investigate any suspected violation of the Code and report the results of each investigation to the Chief Operating Officer of Adviser. The Chief Operating Officer together with the Compliance Officer will review the results of any investigation of any reported or suspected violation of the Code.

              3. ANNUAL REPORTS. At least annually, the Trust and Adviser must furnish to the Trust's Board of Trustees, and the Board of Trustees must consider, a written report that (1) describes any issues arising under this Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations, and (2) certifies that the Fund and Adviser have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

         B.   REMEDIES

              1. SANCTIONS. If the Compliance Officer and the Chief Operating Officer of Adviser determine that a Covered Person has committed a violation of the Code following a report of the Compliance Officer, the Compliance Officer and the Chief Operating Officer of Adviser may impose sanctions and take other actions as they deem appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Compliance Officer and the Chief Operating Officer of Adviser also may require the Covered Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Compliance Officer and the Chief Operating Officer of Adviser and shall be forwarded to a charitable organization selected by the Compliance Officer and the Chief Operating Officer of Adviser. The Compliance Officer and the Chief Operating Officer of Adviser may not review his or her own transaction.

              2. SOLE AUTHORITY. The Compliance Officer and the Chief Operating Officer of Adviser have sole authority, subject to the review set forth in Section V.B.1 above, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a

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         directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

         C. EXCEPTIONS TO THE CODE. Exceptions to the Code will rarely, if ever, be granted. The Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if the Compliance Officer finds that the proposed conduct involves negligible opportunity for abuse, or upon a showing by the employee that he or she would suffer extreme financial hardship should an exception not be granted. Should the subject of the exception request involve a Securities Transaction, a change in the employee's investment objectives, tax strategies, or special new investment opportunities would not constitute acceptable reasons for an exception. Any exceptions granted must be in writing.

         D. COMPLIANCE CERTIFICATION. Adviser shall provide each Covered Person with a copy of the Code of Ethics and any amendments. Each Access Person and Investment Person shall certify that he or she has received, read and understands the Code and any amendments by executing the Certification of Compliance with the Code of Ethics form (see Appendix 3). In addition, by December 31 following the end of the prior calendar year, all Access Persons and Investment Persons will be required to re-certify on such form (see Appendix 3) that they have read and understand the Code and any amendments, that they have complied with the requirements of the Code, and that they have reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of the Code. Independent Fund Trustees and members of the Board of Managers should complete Appendix 3-I only.

         E. INQUIRIES REGARDING THE CODE. The Compliance Officer will answer any questions about the Code or any other compliance-related matters.



DATED:  April 25, 2005
REVISED:  November 1, 2005



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                                                                      APPENDIX 1

                                  DEFINITIONS

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Access Person" means any officer, general partner or Advisory Person of the Trust or Adviser; provided, that the employees of SEI Investments Mutual Funds Services and its affiliates (collectively, "SEI") shall not be deemed to be "Access Persons" as their trading activity is covered by the Code of Ethics adopted by SEI in compliance with Rule 17j-1 under the 1940 Act. Unless otherwise determined by the Compliance Officer in writing, Independent Fund Trustees and members of the board of managers of the Adviser who are not Advisory Persons are deemed not to be Access Persons under this Code on the grounds that they do not have regular access to information or recommendations regarding the purchase or sale of Securities by Funds or Private Accounts and the risk of abuse is deemed minimal.

         "Adviser" means Causeway Capital Management LLC.

         "Advisers Act" means the Investment Advisers Act of 1940, as amended.

         "Advisory Person" means

         (1) any trustee, member of the Adviser's board of managers, officer, general partner or employee of Adviser or the Trust (or of any company in a Control relationship with such companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains or has access to information regarding the purchase or sale of Securities by, or the nonpublic portfolio holdings of, the Funds or Private Accounts, or has access to or whose functions relate to the making of any recommendations with respect to such purchases or sales, and

         (2) any natural person in a Control relationship to the Trust or Adviser who obtains information concerning recommendations made to the Funds or Private Accounts with respect to the purchase or sale of Securities by the Funds or Private Accounts.

         "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. A Covered Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether a Covered Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

         "Code" means this Code of Ethics, as it may be amended from time to time.

         "Compliance Officer" means the Chief Compliance Officer of Adviser and the persons designated in Appendix 2, as such Appendix shall be amended from time to time.

         "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

         "Covered Person" means any Access Person, Investment Person, Independent Fund Trustee, member of the Adviser's board of managers, or member, officer or employee of the Adviser.

         "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, futures on single securities, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities and futures on single securities are included even if, technically, they are issued by the Options Clearing Corporation, a futures clearing authority, or a similar entity.

         "Fund" means a portfolio of the Trust.

         "Immediate Family" of a person means any of the following persons who reside in the same household as such person:

         child                grandparent             son-in-law
         stepchild            spouse                  daughter-in-law
         grandchild           sibling                 brother-in-law
         parent               mother-in-law           sister-in-law
         stepparent           father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

         "Independent Fund Trustee" means a trustee of the Trust who is not an "interested person" as that term is defined in Section 2(a)(19) of the 1940 Act.

         "Initial Public Offering" or "IPO" is an offering of securities registered under the Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment Personnel" and "Investment Person" mean (1) employees of Adviser or the Trust (or of any company in a Control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities, or (2) any natural person who Controls Adviser or the Trust and who obtains information concerning recommendations made to the Funds or Private Accounts regarding the purchase and sale of Securities by the Funds or Private Accounts. References to Investment Personnel include without limitation Portfolio Managers.

         "Market Timing" means transactions deemed by the Compliance Officer to constitute the short-term buying and selling of shares of Funds or Private Accounts to exploit pricing inefficiencies.

         "Portfolio Manager" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund or Private Account.

         "Private Account" means a portfolio of a private client or mutual fund client for which Adviser serves as investment adviser or subadviser.

         "Private Placement" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section 4(2) or 4(6) of the Securities Act of 1933.

         "Restricted List" means the list of companies maintained by the Compliance Officer about which Adviser or its affiliates potentially possess material nonpublic information.

         "SEC" means the Securities and Exchange Commission.

         "Security" means a security as defined in Section 2(a)(36) of the 1940 Act or Section 202(a)(18) of the Advisers Act, including, but not limited to, stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures and options on futures (except for single security futures and options on futures), but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

         "Securities Transaction" means a purchase or sale of Securities in which a person (or Immediate Family member of such person) has or acquires a Beneficial Interest.

         "Trust" means Causeway Capital Management Trust, an investment company registered under the 1940 Act for which Adviser serves as investment adviser.

                                                                      APPENDIX 2


                                CONTACT PERSONS


COMPLIANCE OFFICER

    1.   Gracie V. Fermelia, Chief Operating Officer, Chief Compliance Officer
    2.   Turner Swan, General Counsel


No Compliance Officer is permitted to preclear or review his/her own transactions or reports under this Code.

                                                                      APPENDIX 3

                CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS



    I acknowledge that I have received the Code of Ethics dated _______________, and certify that:

         1. I have read the Code of Ethics and any amendments and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

         2. In accordance with Section III.A of the Code of Ethics, I will report or have reported all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section III.C.

         3. I have listed on Appendix 3-A of this form all accounts and securities in which I have, or any member of my Immediate Family has, any Beneficial Interest.

         4. I will comply or have complied with the Code of Ethics in all other respects.

         5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code of Ethics.


                                 ---------------------------------------------
                                 Access Person's/Investment Person's Signature


                                 ---------------------------------------------
                                 Print Name

Date:____________________


                                 SEE NEXT PAGE

                                                                    APPENDIX 3-A

           PERSONAL SECURITIES HOLDINGS AND ACCOUNTS DISCLOSURE FORM (for use as an Initial or Annual Holdings and Accounts Report)

    Pursuant to Section III.A.1 or III.A.3 of the Code of Ethics, please list all Securities accounts and Securities holdings for each Securities account in which you or your Immediate Family member has a Beneficial Interest. You do not need to list those Securities that are exempt pursuant to Section III.C.

Is this an Initial or Annual Report?
                                                 ------------------------------
Name of Access Person/Investment Person:
                                                 ------------------------------
Name of Account Holder:
                                                 ------------------------------
Relationship to Access Person/Investment Person:
                                                 ------------------------------

SECURITIES HOLDINGS:
--------------------

Attach to this Report your most recent account statement and/or list Securities held below:


  TITLE AND TYPE OF SECURITY (AND     NO. OF SHARES    PRINCIPAL AMOUNT         NAME OF BROKER/DEALER/BANK
EXCHANGE TICKER SYMBOL OR CUSIP
            NUMBER)

1.

2.

3.
4.
5.
(Attach separate sheets as necessary)

SECURITIES ACCOUNTS:

  ACCOUNT NAME             ACCOUNT NUMBER              DATE ACCOUNT OPENED      NAME OF BROKER/DEALER/BANK
1.
2.
3.
4.
(Attach separate sheets as necessary)

    I certify that this Report and the attached statements (if any) constitute all the Securities accounts and Securities that must be reported pursuant to this Code.


-----------------------------------------
Access Person/Investment Person Signature


------------------------------------        --------------------------
Print Name                                  Date

                                                                    APPENDIX 3-I

                CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
                           (INDEPENDENT FUND TRUSTEES
                                      AND
                  MEMBERS OF THE ADVISER'S BOARD OF MANAGERS)


    I acknowledge that I have received the Code of Ethics dated _______________, 200__, and certify that:

         1. I have read the Code of Ethics and any amendments, and I understand that it applies to me and to all accounts in which I or a member of my Immediate Family has any Beneficial Interest.

         2. I will report or have reported all Securities Transactions required to be reported under Section III.B of the Code in which I have, or a member of my Immediate Family has, a Beneficial Interest (Independent Fund Trustees only).

         3. I will comply or have complied with applicable provisions of the Code of Ethics in all other respects.




                                     ------------------------------------------
                                     Independent Fund Trustee/Manager Signature


                                     ------------------------------------------
                                     Print Name


Date:
      ----------------

                                                                      APPENDIX 4


                    FORM OF LETTER TO BROKER, DEALER OR BANK



                                     {Date}


{Broker Name and Address}

         Subject: Account # _________________

Dear _________________:

         Causeway Capital Management LLC ("Adviser"), my employer, is a registered investment adviser. In connection with the Code of Ethics adopted by Adviser, I am required to request that you send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to my employer. Please note that the confirmations and/or periodic statements must disclose the following information:

              1)   date of the transaction;
              2) the title of the security (including exchange ticker symbol or CUSIP number, interest rate and maturity date, as applicable);
              3)   the number of shares and principal amount;
              4)   the nature of the transaction (E.G., purchase or sale);
              5)   the price of the security; and
              6)   the name of the firm effecting the trade.

If you are unable to provide this information, please let me know immediately. Otherwise, please address the confirmations and statements directly to:

                                    Gracie V. Fermelia
                                    Chief Compliance Officer
                                    Causeway Capital Management LLC
                                    11111 Santa Monica Blvd., Suite 1550
                                    Los Angeles, CA  90025

         Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or Ms. Fermelia at (310) 231-6107.

                                      Sincerely,


                                     {Name of Access Person/Investment Person}

                                                                      APPENDIX 5


                        REPORT OF SECURITY TRANSACTIONS
                   FOR QUARTER ENDED _______________________


INVESTMENT PERSONS AND ACCESS PERSONS: You do not need to report transactions in
1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company (excluding Funds and mutual fund clients for which Adviser serves as investment adviser or subadviser), 4) transactions for which you had no direct or indirect influence or control; and 5) transactions effected pursuant to an Automatic Investment Plan.

INDEPENDENT FUND TRUSTEES: If you are an Independent Fund Trustee, then you only need to report a transaction if you, at the time of that transaction, knew or, in the ordinary course of fulfilling your official duties as a Trustee to the Trust, should have known that, during the 15-day period immediately before or after your transaction in a Security:

         1)   a Fund purchased or sold such Security or
         2)   a Fund or Adviser considered purchasing or selling such Security.


Disclose all Securities Transactions for the period covered by this report:

-----------------------------------------------------------------------------------------------------------------------------------
                                                               Price at
          Title of               Number         Date of          Which        Principal       Bought              Name of
         Security*               Shares       Transaction      Effected        Amount        or Sold         Broker/Dealer/Bank
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
* Please disclose the interest rate or maturity date and exchange ticker symbol or CUSIP number, as applicable.


Did you establish any securities accounts during the period covered by this report? ___ Yes ___ No

If Yes, please complete the following:

-------------------------------------------------------------------------------
                                 Date of
     Name of Broker          Account Opening              Account Number
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


____ The above is a record of every Securities Transaction or account opened which I had, or in which I acquired, any direct or indirect Beneficial Interest during the period indicated above.

____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all Securities Transactions executed that disclose the information required above, and has received notice of any accounts opened, during the period covered by this report.

____ I have nothing to report for the period covered by this report.


Date:                                    Signature:
       -----------------------                     ----------------------------

                                                                      APPENDIX 6

                  INITIAL PUBLIC OFFERING / PRIVATE PLACEMENT
                                 CLEARANCE FORM
                  (for the use of the Compliance Officer only)

    The Code for the Trust and Adviser prohibits any acquisition of Securities in an Initial Public Offering (other than shares of open-end investment companies) and Private Placement by any Investment Person unless permitted by the Compliance Officer. In these instances, a record of the rationale supporting the approval of such transactions must be completed and retained for a period of five years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.



Name of Investment Person:
                                    -----------------------------------------
Date of Request
                                    -----------------------------------------
Name of IPO / Private Placement:
                                    -----------------------------------------
Date of Offering:
                                    -----------------------------------------
Number of Shares/Interests
                                    -----------------------------------------
Price:
                                    -----------------------------------------
Name of Broker/Dealer/Bank
                                    -----------------------------------------

___      I have cleared the IPO / Private Placement transaction described above.

         Reasons supporting the decision to approve the above transaction:




                                               --------------------------------
                                               Name of Compliance Officer


                                               --------------------------------
                                               Signature of Compliance Officer


                                               --------------------------------
                                               Date